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                	SECURITIES AND EXCHANGE COMMISSION

                       	WASHINGTON D.C.  20549

                            	FORM 8-K



         	Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



               Date of Report:        May 15, 1996
               ------------------------------------
                	(Date of earliest event reported)


	                    Data National Corporation
       -----------------------------------------------------
      	(Exact Name of Registrant as Specified in its Charter




      Colorado  			           0-14204  		             84-0958983
    ------------            -----------            ----------------
     (State of		           	(Commission          		(I.R.S. Employer
   Incorporation)		         	 File No.)	         	Identification No.)





	       11415 West I-70 Frontage Road North, Wheat Ridge, CO  80033
        -----------------------------------------------------------
         	(Address and Zip Code of Principal Executive Offices)






Registrant's telephone number including area code:  (303) 431-1933


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ITEM 5.	OTHER EVENTS.

	On May 15, 1996, the Registrant entered into separate Stock Purchase and Stock Restriction Agreements with each of Donald V. Warriner, the Chief Executive Officer of the Company ("Warriner"), and J. Scott Fowler, the Vice-President of the Company ("Fowler"), pursuant to which the Registrant sold 150,000,000 shares of its common stock to Warriner and 52,000,000 to Fowler, all at a purchase price of $0.0006 per share. As the result of these transactions, the amount of the Registrant's currently issued and outstanding shares has increased from 327,478,340 to 529,478,340, with Warriner currently owning 28.36% and Fowler owning 9.83%, respectively.

	Payment for 25% of the shares issued to both individuals was in the form of services rendered to the Registrant in the past, and payment for the remaining
75% was in the form of an offset against $67,500 in debt owed by the Registrant to Warriner, and $23,400 in debt owed by the Company to Fowler.  The Registrant owed these amounts to Messrs. Warriner and Fowler, respectively, as the result of respective assignments by Ray E. Dillon, II and Ray E. Dillon, III (the
"Dillons") to Warriner and Fowler of identical portions of the indebtedness owed by the Registrant to the Dillons.  The amount that was previously owed by the Registrant to the Dillons has been reduced by $90,900 on the books and records of the Registrant as the result of these transactions from approximately $870,000 to approximately $779,100.

	All of the shares issued to Warriner and Fowler are subject to certain restrictions set forth in the subject Stock Purchase and Stock Restriction Agreements, and may be subject to forfeiture under certain circumstances.
The shares may not be sold, transferred, assigned, pledged, encumbered, or otherwise alienated or hypothecated except pursuant to the terms of the respective subject agreements.

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS.

 10.1	Stock Purchase and Restriction Agreement entered into as of May 15,
      1996 by and between Data National Corporation and Donald V. Warriner.

 10.2	Stock Purchase and Restriction Agreement entered into as of May 15,
      1996 by and between Data National Corporation and J. Scott Fowler.

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                              	SIGNATURES

	Pursuant to the requirements of the Securities and Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


(Registrant)        						DATA NATIONAL CORPORATION
BY (Signature)            /s/ Richard Simms
(Date)                    May 31, 1996
(Name and Title)          Richard Simms, Chief Financial Officer



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(5-15-96.8-k)